UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008 (October 1, 2008)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Corey Street, Scranton, Pennsylvania	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On October 1, 2008, CPG International, Inc. (the “Company”) announced the departure of certain officers within its organization. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Chris Bardasian, President of Scranton Products Inc., is leaving the Company effective as of September 30, 2008 and will be replaced by Donald C. Wharton, who will be promoted to President of Scranton Products effective October 1, 2008. In addition, Kevin Sloan, Senior Vice President, Operations of the Company is leaving the Company effective as of October 31, 2008 and will be replaced by Jason Grommon, who will be promoted to Senior Vice President, Operations of the Company effective November 1, 2008. Mr. Bardasian and Mr. Sloan joined the Company in January 2007 as part of the Company’s acquisition of Procell Decking Inc. and each have served in various roles in the company during the integration and management transition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
	By:	/s/ SCOTT HARRISON
Dated: October 1, 2008		Scott Harrison
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated October 1, 2008.